UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2020

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Cypress Environmental Partners, L.P.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-36260 (Commission File Number)	61-1721523 (I.R.S. Employer Identification No.)

5727 S. Lewis Avenue, Suite 300

Tulsa, Oklahoma 74105

(Address of principal executive offices and zip code)

(918) 748-3900

(Registrant’s telephone number, including area code)

Cypress Energy Partners, L.P.

(former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CELP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On April 1, 2020, Henry Cornell resigned as a Director of the Board of Directors (the “Board”) of Cypress Environmental Partners GP, LLC (the “General Partner”), the general partner of Cypress Environmental Partners, L.P. (the “Company”), effective as of the close of business on April 1, 2020. Mr. Cornell was also a member of the Audit Committee of the Board. Mr. Cornell’s resignation was not the result of any disagreement with the Company, the Company’s management or the Board.

(d)          On April 6, 2020, Jack H. Stark was appointed as a new director of the General Partner’s Board. Mr. Stark has over 40 years of experience in the upstream E&P industry and is currently President and Chief Operating Officer of Continental Resources, Inc. ("Continental"). Mr. Stark joined Continental as Exploration Manager in 1992 and over his 28 years with Continental served as Senior Vice President of Exploration from 1998 to 2014 and was appointed President and Chief Operating Officer in 2014.

Mr. Stark also served on Continental's Board of Directors from 1998 until 2008. Prior to joining Continental, Mr. Stark was Exploration Manager for the Western Mid-Continent Region for Pacific Enterprises from 1988 to 1992 and held various staff and middle management positions with Cities Service Company, Texas Oil and Gas and Western Nuclear from 1978 to 1988.

Mr. Stark holds a master’s degree of Science in Geology from Colorado State University and is a member of the American Association of Petroleum Geologists, The Petroleum Alliance of Oklahoma, WildCatters Club, Rocky Mountain Association of Geologists, Houston Geological Society and the Oklahoma City Geological Society.

Mr. Stark will serve on the Board’s Audit Committee. As a non-employee, independent director of the Company, Mr. Stark will receive the same standard compensation provided to all non-employee, independent members of the Board.  As such, in connection with his appointment, Mr. Stark will receive a $25,000 annual retainer. He will also be eligible to participate in the Company’s Long Term Incentive Plan and receive annual awards of phantom restricted units to independent directors, as discussed in the Company’s most recent Annual Report on Form 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Cypress Energy Partners, L.P.

By: Cypress Energy Partners GP, LLC, its general partner

Dated: April 6, 2020	By:	/s/ Richard M. Carson
	Name:	Richard M. Carson
	Title:	Senior Vice President and General Counsel